Exhibit 99.1

diaDexus, Inc. Names Jean-Frederic Viret, Ph.D. Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., Jan. 18, 2012 — diaDexus, Inc. (OTC Bulletin Board: DDXS.OB), a diagnostics company focused on patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease, today announced the appointment of Jean-Frederic Viret, Ph.D. as its Chief Financial Officer, effective February 1, 2012.

Dr. Viret joins diaDexus after 12 years in finance operations of diagnostic and biotechnology companies, where he participated in and directed over $200 million in equity, debt and other strategic financings. Most recently, he was Chief Financial Officer at XDx, a diagnostics company, where he not only led multiple private financings, but also was involved in increasing insurance coverage by 30% from large private payers. Prior to XDx, Dr. Viret was at Anesiva, a publicly traded specialty pharmaceutical company, where he served in several roles of increasing responsibilities, including CFO. In particular, Jean led due diligence for all of Anesiva’s public raises and debt facilities to support commercial expansion. Previously, Dr. Viret was Associate Director of Finance at Tularik, a publicly-traded biotech company that was acquired by Amgen. At Tularik, he was instrumental in integrating European operations. Prior to that, he worked for PricewaterhouseCoopers LLP on a variety of life science and venture capital accounts, primarily in financial audits but also with the emerging company services group.

“In both public and private companies, Jean has consistently shown that he can make significant contributions to shareholder value by combining operational efficiencies with capital raising efforts through a variety of financial structures. As we plan the launch of our new Activity assay in Europe this spring, and project 26% revenue growth in 2012, Jean’s understanding of the value drivers for a diagnostics company will provide critical perspective for building diaDexus into a highly profitable business creating shareholder value in the process,” commented Chief Executive Officer Brian E. Ward, Ph.D.

Dr. Viret earned a master in business administration from Cornell University. He has a Ph.D. in Molecular Biology from the Universite Louis Pasteur in Strasbourg, France and a B.S. in Engineering from the Institut National Polytechnique de Lorraine, in Nancy, France.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC Test for Lp-PLA2 is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease (CHD) and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that use terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus’ ability to maintain regulatory clearance for and successfully commercialize its PLAC test, including its ability to submit a new 510(k) application for, and obtain FDA clearance of, its new automated Lp-PLA2 activity assay; its ability to attract, retain and motivate qualified personnel; its relationship with key customers; diaDexus’ reliance on sole source third party manufacturers to manufacture and supply diaDexus’ main reagent and the PLAC Test; the effects of government regulations and the company’s ability to comply with such regulations; diaDexus’ ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; the rate of adoption of the PLAC Test by doctors and laboratories; third party payors’ acceptance of and reimbursement for the PLAC Test; downward pressure on diaDexus’ product pricing, particularly from the company’s largest customers; the adequacy of the company’s intellectual property rights; diaDexus’ limited revenue and cash resources; diaDexus’ ability to accurately forecast revenues prior to review and issuance of its financial statements for the year ending December 31, 2011; and diaDexus’ significant corporate expenses, including real estate liabilities and expenses associated with being a public company. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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